Exhibit 10.54

Second AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made and entered into as of December 15, 2021, by and between Bond Ranch LP, a California Limited Partnership (“Lessor”) and Qualigen, Inc., A Delaware Corporation (“Lessee”).

WHEREAS, on or about December 7, 2021 a Lease was entered into by and between Lessor and Lessee relating to certain real property commonly known as (street address, city, state, zip): 2042 Corte del Nogal, Suites A, B and E Carlsbad, California 92011 (the “Premises”), and

WHEREAS, Lessor and Lessee ☒ have ☐ have not previously amended said Lease, and

WHEREAS, the Lessor and Lessee now desire to amend said Lease,

NOW, THEREFORE, for payment of TEN DOLLARS and other good and valuable consideration to Lessor, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to make the following additions and modifications to the Lease:

☒ TERM: The Expiration Date is hereby ☐ advanced ☒ extended to November 30, 2027.

☐ AGREED USE: The Agreed Use is hereby modified to: ___.

☒ BASE RENT ADJUSTMENT: Monthly Base Rent shall be as follows:

November 1, 2022 - November 30, 2022	$30,542.40 + NNN
December 1, 2022 - December 31, 2022	$0.00 + NNN
January 1, 2023 - October 31, 2023	$30,542.40 + NNN
November 1, 2023 - October 31, 2024	$31,458.67 + NNN
November 1, 2024 - October 31, 2025	$32,402.43 + NNN
November 1, 2025 - October 31, 2026	$33,374.51 + NNN
November 1, 2026 - October 31, 2027	$34,375.74 + NNN
November 1, 2027 - November 30, 2027	$35,407.01 + NNN.

☒ OTHER: SUBJECT PREMISES: The subject premises is 22,624 SF.

TENANT IMPROVEMENTS: All Tenant Improvement work shall be subject to Lessor’s review and written approval. No Tenant Improvement work shall commence until Lessor has issued written approval. Upon completion of the Tenant Improvements, Lessor shall provide Lessee a Tenant Improvement Allowance of up to $339,360 to be applied towards the cost of Tenant Improvement construction and all related fees and expenses, excepting project management fees. Lessee shall provide Lessor written notice of Tenant Improvement completion and allow inspections by the Property Manager or other Lessor designated professionals to verify satisfactory completion of the Tenant Improvements. Lessee shall not be obligated to remove or restore the Tenant Improvements in the Premises upon expiration of the Lease. Upon Lessor verifying satisfactory completion of the Tenant Improvements, Lessee shall submit an itemized list of expenses to Lessor for reimbursement within thirty (30) days

CONSTRUCTION/PLANNING & DESIGN: Lessee shall competitively bid and negotiate the Tenant Improvement construction, subject to Lessor’s written consent, from a list of mutually approved contractors. Lessee shall contract directly with contractor, architect, and project manager to complete the Tenant Improvements. Lessee shall have the right to engage its own architect/space planner/interior designer (and engineers/consultants), subject to Lessor’s reasonable approval, which shall be paid for as part of the Tenant Improvement Allowance. Lessor shall not be entitled to charge profit or a project management fee related to the Tenant Improvements. Project management fees shall be Lessee’s sole responsibility and shall not be reimbursed out of the Tenant Improvement Allowance.

BUILDING CONDITION: Lessor shall warranty the following four (4) HVAC units during the renewal term: A/C-11 Trane Unit, AC-12 Trane Unit 12, A/C 22 Bryant Unit, and A/C-21 Trane Unit. Building Condition, except as noted above, shall be as per the existing lease agreement. Lessor agrees to repair and recoat existing foam roof during calendar year 2021.

NO RIGHT OF PREMISES SUBSTITUTION: Lessor, other than in the event of Damage or Destruction, shall have no right to relocate Lessee’s Premises.

COMMISSIONS: Lessor shall pay a leasing Commission to Hughes Marino of three percent (3%) of the Base Rent, for months 1-60 of paid lease term, and two percent (2%) for any additional fixed term thereafter. Such Commission shall be paid by the Lessor fifty percent (50%) upon mutual Lease execution and fifty percent (50%) upon lease commencement.

This Amendment shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Amendment and any uncertainty and ambiguity shall not be interpreted against any one party. Signatures to this Amendment accomplished by means of electronic signature or similar technology shall be legal and binding.

All other terms and conditions of this Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED as of the day and year first above written.

By Lessor:	By Lessee:

Bond Ranch LP, a California Limited Partnership	Qualigen, Inc., A Delaware Corporation

By:	/s/ Corinne Marteeny	By:	/s/ Shishir Sinha

Name Printed:	Corinne Marteeny	Name Printed:	Shishir Sinha

Title:	General Partner	Title:	Vice President/ COO
Phone:	(619) 588-9913	Phone:

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Fax:	Fax:
Email:	Email:

By:	By:

Name Printed:	Name Printed:

Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:

Address:	P.O. Box 57, El Cajon, CA 92022	Address:	2042 Corte Del Nogal, Carlsbad, CA 92011
Federal ID No.:		Federal ID No.:

AIR CRE * https://www.aircre.com * 213-687-8777 * contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

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OPTION(S) TO EXTEND TERM

STANDARD LEASE ADDENDUM

Dated:	December 15, 2021

By and Between

Lessor:	Bond Ranch LP, a California Limited Partnership
Lessee:	Qualigen, Inc., A Delaware Corporation

Property Address:	2042 Corte del Nogal, Suites A, B and E Carlsbad, California 92011
(street address, city, state, zip)

Paragraph: ____ OPTION(S) TO EXTEND TERM. Subject to the terms, conditions and provisions of Paragraph 39, Lessor grants Lessee one (1) option(s) to extend the term of the Lease (“Extension Option(s)”), with each Extension Option being for a term of sixty (60) months, commencing when the prior term expires (“Option Term(s)”). In order to exercise an Extension Option, Lessee must give written notice of such election to Lessor and Lessor must receive such notice at least eight (8) but not more than twelve (12) months prior to the date that the applicable Option Term would commence, time being of the essence. If timely and proper notification of the exercise of an Extension Option is not given by Lessee and/or received by Lessor, such Extension Option shall automatically expire. Except as specifically modified, the terms, conditions and provisions of the Lease shall apply during Option Terms but the amount of Rent during Option Terms shall be established by using the method(s) selected below (check method(s) to be used and fill in appropriately):

☐ I. Consumer Price Index.

(a) During the Option Term(s) which start(s) on ___, the monthly Base Rent shall be increased on ___ and every ___ months thereafter during such Option Term(s) (“Option Term CPI Increase Date(s)”) commensurate with the increase in the Option Term CPI (as herein defined) determined as follows: the monthly Base Rent scheduled for the month immediately preceding the first occurring Option Term CPI Increase Date shall be multiplied by a fraction the denominator of which is the Option Term Base CPI (as herein defined), and the numerator of which is the Option Term Comparison CPI (as herein defined). The amount so calculated shall constitute the new Base Rent until the next Option Term CPI Increase Date during the applicable Option Term, but in no event shall any such new Base Rent be less than the Base Rent for the month immediately preceding the applicable Option Term CPI Increase Date.

(b) The term “Option Term CPI” shall mean the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (fill in Urban Area): ___ or ☐ the area in which the Premises is located, All Items (1982-1984 = 100). The term “Option Term Comparison CPI” shall mean the CPI of the calendar month which is 2 full months prior to the applicable Option Term CPI Increase Date. The term “Option Term Base CPI” shall mean the CPI of the calendar month which is 2 full months prior to (select one): ☐ Commencement Date of the Original Term, ☐ start of the applicable Option Term, ☐ or (fill in month) ___.

(c) If compilation and/or publication of the CPI is transferred to another governmental department, bureau or agency or is discontinued, then instead the index most nearly the same as the CPI shall be used to calculate the Base Rent increases hereunder. If the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, with the cost of such arbitration being paid equally by the Parties.

☐ II. Fixed Percentage. During the Option Term(s) which start(s) on ___, the monthly Base Rent shall be increased on ___ and every ___ months thereafter during such Option Term(s) (“Option Term Percentage Increase Date(s)”) by ___ percent ( ___ %) of the monthly Base Rent scheduled to be paid for the month immediately preceding the applicable Option Term Percentage Increase Date.

☒ III. Fair Market Value.

(a) During the Option Term(s) which start(s) on December 1, 2027 , the amount of Rent shall be the amount forecasted to be the fair market rental value of the Premises during such Option Term established pursuant to the procedures, terms, assumptions and conditions set forth herein (“Fair Market Value”); provided, however, regardless of such Fair Market Value, Base Rent during an Option Term shall not be less than three 3 percent (3%) higher than the Base Rent scheduled as of when the prior term expires. Starting as of Lessee’s exercise of the applicable Extension Option (but not earlier than six (6) months before start of the applicable Option Term), the Parties shall for thirty (30) days (“Negotiation Period”) attempt to agree upon the Fair Market Value. If during the Negotiation Period the Parties do not agree on the Fair Market Value, then the Fair Market Value shall be established pursuant to the procedures set forth herein, which shall be binding.

(b) Each Party shall, within fifteen (15) days after the end of the Negotiation Period, in writing submit to the other Party such Party’s determination of the Fair Market Value (“Submitted Value(s)”). If a Party fails to timely provide a Submitted Value, then the other Party’s Submitted Value shall be the Fair Market Value. If both Parties timely provide Submitted Values, then each Party shall, within fifteen (15) days after both Parties have exchanged Submitted Values, in writing notify the other Party of such Party’s selected arbitrator who shall meet the qualifications set forth herein (“Advocate Arbitrator(s)”). Lessor and Lessee may select an Advocate Arbitrator who is favorable to such Party’s position and may, prior to or after appointment of an Advocate Arbitrator, consult with such Party’s Advocate Arbitrator. If a Party fails to timely and properly provide notice of such Party’s chosen Advocate Arbitrator, then the other Party’s Submitted Value shall be the Fair Market Value.

(c) If both Parties timely and properly designate Advocate Arbitrators, then such Advocate Arbitrators shall, within fifteen (15) days after their selection, choose a third (3rd) neutral arbitrator who shall meet the qualifications set forth herein (“Neutral Arbitrator”). The Neutral Arbitrator shall be engaged jointly by Lessor and Lessee. If Advocate Arbitrators fail to agree upon and timely appoint a Neutral Arbitrator, then the President of AIR CRE shall appoint such Neutral Arbitrator within fifteen (15) days after request by either Party. If the President of AIR CRE does not timely appoint the Neutral Arbitrator, then either Party may file an appropriate legal action for a judge with competent jurisdiction over the Parties to appoint the Neutral Arbitrator.

(d) The Advocate Arbitrators and the Neutral Arbitrator (“Arbitrator(s)”) shall be duly licensed real estate brokers or salespersons in good standing in the state in which the Premises is located, shall have been active over the five (5) year period before their appointment in the leasing of properties similar to the Premises within the general real estate market of the Premises. The Neutral Arbitrator shall additionally not be related to or affiliated with either Party or Advocate Arbitrator, and shall not have previously represented in a real estate transaction a Party or anyone related to or affiliated with a Party. All matters to be determined by the Arbitrators shall be decided by a majority vote of the Arbitrators, with each Arbitrator having one (1) vote. The Arbitrators may, as the Arbitrators determine, hold hearings and require briefs, including market data and additional information.

(e) Within thirty (30) days after selection of the Neutral Arbitrator, the three Arbitrators shall first reach a decision as to their own independent opinion of the Fair Market Value established by taking into account the terms, assumptions and conditions set forth herein (“Arbitrators’ Market Value”), then decide which Party’s Submitted Value is closer in monetary amount to the Arbitrators’ Market Value (“Selected Market Value”), then provide the Parties a copy of the Arbitrators’ Market Value and finally notify the Parties of the Selected Market Value. The Selected Market Value shall be the Fair Market Value. The Arbitrators shall have no right to decide a Selected Market Value which is a compromise to (or modification of) the Submitted Values. The decision of the Arbitrators shall be binding upon the Parties. The Party whose Submitted Value is not the Selected Market Value shall, within ten (10) days after the Arbitrators decide the Selected Market Value, pay the fees and costs of all three (3) Arbitrators.

(f) If the Fair Market Value has not been established before the start of the applicable Option Term, then Lessee shall continue to pay to Lessor rent in the amount payable for the month immediately preceding the start of such Option Term and Lessor’s acceptance of such rent shall not waive, adversely affect or prejudice the Parties’ right to complete establishment of the Fair Market Value or Lessor’s right to collect the full amount of the Fair Market Value once the Fair Market Value is established. Lessee shall, within ten (10) days after establishment of the Fair Market Value, pay to Lessor any deficiency in rent then due for the Option Term. Following establishment of Fair Market Value, the Parties shall, within ten (10) days after request by either Party, sign an amendment to this Lease to confirm the Fair Market Value and the expiration date of this Lease, but the Parties’ failure to request or to sign such an amendment shall not affect establishment of the Fair Market Value or extension of the Lease term.

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(g) The Arbitrators, in deciding the Arbitrators’ Market Value, shall take into account rent rates, rent abatements, periodic rent increases, real property taxes,insurance premiums and other operating expenses, tenant improvement and other applicable allowances, building services, length of lease term and other factors professional real estate brokers and/or appraisers customarily consider in determining fair market rent of property in an arm’s length transaction by ready, willing and able parties for space of comparable location, size, age, condition, quality, parking, visibility, view, signage and accessibility if the Premises were marketed in a normal and customary manner for a reasonable length of time on the open market to be leased to a tenant with financial strength and credit worthiness comparable to Lessee and guarantors (if any) of this Lease (as of Lessee’s exercise of the Extension Option) for a term comparable to the length of the applicable Option Term and used for the Agreed Use (or other reasonably comparable uses). The Arbitrators, in deciding the Arbitrators’ Market Value, shall not consider as a comparable transaction any of the following: a sublease, lease assignment, lease renewal or extension; lease with a tenant that has equity, is related to or affiliated with the landlord; or a lease of space that was subject to a right of first refusal, right of first offer, expansion option or other encumbrances. The Arbitrators, in deciding the Arbitrators’ Market Value, shall reduce the Fair Market Value on account of Alterations and improvements made by Lessee to the extent the cost thereof was paid solely by Lessee (in excess of any applicable improvement allowance, abated rent in lieu of improvement allowance or other consideration provided by Lessor for Lessee’s improvement of the Premises), shall not reduce the Fair Market Value on account of any real estate brokerage commission savings by Lessor, and shall not reduce the Fair Market Value on account of deferred maintenance or repair of the Premises for which Lessee was responsible under the Lease but did not perform.

☐ IV. Fixed Rental Adjustment(s) (“FRA”).

The monthly Base Rent shall be increased to the following amounts on the dates set forth below:

On (fill in FRA Adjustment Date(s)):	The new Base Rent shall be:
___	___
___	___
___	___
___	___
___	___
___	___
___	___
___	___
___	___
___	___

☐ V. Continuation of Original Term Adjustments.

The monthly Base Rent during the Option Term(s) which start(s) on ____ shall be increased in accordance with the same formula provided in the Lease to be used to calculate increases in the Base Rent during the Original Term of the Lease.

BROKER’S FEE: For each adjustment in Base Rent specified above, the Brokers shall be paid a Brokerage Fee in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.

AIR CRE * https://www.aircre.com * 213-687-8777 * contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

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